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                                                                    EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                           VALLEY VIEW VENTURES, INC.

         The undersigned, Fay M. Matsukage, 1433 Seventeenth Street, Suite 300, Denver, Colorado 80202, acting as incorporator of a corporation under the Colorado Corporation Code, hereby adopts the following Articles of Incorporation for such corporation:

                                    ARTICLE I
                                      NAME

         The name of the corporation is:

                           Valley View Ventures, Inc.

                                   ARTICLE II
                                    DURATION

         The corporation shall commence upon the issuance by the Colorado Secretary of State of a certificate of incorporation and thereafter shall have perpetual existence.

                                   ARTICLE III
                                     PURPOSE

         The purpose for which the corporation is organized shall be to transact all lawful business for which corporations may be organized pursuant to the Colorado Corporation Code.

                                   ARTICLE IV
                                  CAPITAL STOCK

         Section 1. Classes and Shares Authorized. The authorized capital stock of the corporation shall be 500,000,000 shares of Common Stock, $.0001 par value, and 50,000,000 shares of Preferred Stock, $1.00 par value.

         Section 2. Preferred Stock. Shares of Preferred Stock may be divided into such series as may be established, from time to time, by the Board of Directors. The Board of Directors, from time to time, may fix and determine the relative rights and preferences of the shares of any series so established.

         Section 3. Common Stock

         (a) After the requirements with respect to preferential dividends on the Preferred Stock, if any, shall have been met, and after the corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts, and subject further to any other conditions which may be fixed in accordance with the provisions of Section 2 of this Article IV, then, and not otherwise, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors of the corporation paid out of funds legally available therefor.

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         (b) After distribution in full of the preferential amount, if any, to be distributed to the holders of the Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding-up of the corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by them respectively.

         (c) Except as may otherwise be required by law, each holder of the Common Stock shall have one vote in respect of each share of the Common Stock held by him on all matters voted upon by the stockholders.

         Section 4. General Provisions. The capital stock of the corporation may be issued for money, property, services rendered, labor done, cash advanced to or on behalf of the corporation, or for any other assets of value in accordance with an action of the Board of Directors, whose judgement as to the value of the assets received in return for said stock shall be conclusive, and said stock, when issued, shall be fully paid and nonassessable.

                                    ARTICLE V
                                     VOTING

         Cumulative voting in the election of directors is not authorized.

                                   ARTICLE VI
                                PREEMPTIVE RIGHTS

         Shareholders of the corporation shall not have preemptive rights to acquire unissued or treasury shares of the corporation or securities convertible into such shares or carrying a right to subscribe to or acquire such shares.

                                   ARTICLE VII
                           REGISTERED OFFICE AND AGENT

         The address of the initial registered office of the corporation shall be 1433 Seventeenth Street, Suite 300, Denver, Colorado 80202, and the initial registered agent of the corporation at such address shall be Fay M.
Matsukage.

                                  ARTICLE VIII
                               BOARD OF DIRECTORS

         Section 1. Board of Directors; Number. The governing board of the corporation shall be known as the Board of Directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided in the Bylaws of the corporation, provided that the number of directors shall not be reduced to less than three unless the outstanding shares are held of record by fewer than three shareholders, in which case there need only be as many directors as there are shareholders.

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         Section 2. Classification of Directors. The Board of Directors shall be divided into three classes, Class 1, Class 2, and Class 3, each class to be as nearly equal in number as possible. The term of office of Class 1 directors shall expire at the first annual meeting of shareholders following their election, that of Class 2 directors shall expire at the second annual meeting following their election, and that of Class 3 directors shall expire at the third annual meeting following their election. At each annual meeting after such classification, a number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. No classification of directors shall be effective prior to the first annual meeting of shareholders or at any time when the Board of Directors consists of less than six members. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Company, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders.

         Section 3. Initial Directors. The names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

           Gordon E. Beckstead
           5665 South Valley View Boulevard
           Las Vegas, Nevada 89118

           William E. Workman
           5665 South Valley View Boulevard
           Las Vegas, Nevada 89118

           Richard Lassiter
           5665 South Valley View Boulevard
           Las Vegas, Nevada 89118

         Section 4. Nomination of Directors.

         (a) Nominations for the election of directors may be made by the Board of Directors, by a committee of the Board of Directors, or by any shareholder entitled to vote for the election of directors. Nominations by shareholders shall be made by notice in writing, delivered or mailed by first class United Sates mail, postage prepaid, to the Secretary of the Corporation, not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation, not later than the close of the seventh day following the day on which notice of the meeting was mailed to shareholders.

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         (b) Each notice under subsection (a) shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee.

         (c) The chairman of the shareholders' meeting, may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall also declare to the meeting and the defective nomination shall be disregarded.

         Section 5. Certain Powers of the Board of Directors. In furtherance and not in limitation of the powers conferred by stature, the Board of Directors is expressly authorized:

         (a) to manage and govern the corporation by majority vote of members present at any regular or special meeting at which a quorum shall be present, to make, alter, or amend the Bylaws of the corporation at any regular or special meeting, to fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation, and to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation (such committee or committees shall have such name or names as may be stated in the Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors);

         (b) to sell, lease, exchange, or otherwise dispose of all or substantially all of the property and assets of the corporation in the ordinary course of its business upon such terms and conditions as the Board of Directors may determine without vote or consent of the shareholders;

         (c) to sell, pledge, lease, exchange, liquidate, or otherwise dispose of all or substantially all of the property or assets of the corporation, including its goodwill, if not in the ordinary course of its business upon such terms and conditions as the Board of Directors may determine; provided, however, that such transaction shall be authorized or ratified by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a shareholders' meeting duly called for such purpose, or authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon; and provided, further, that any such transaction with any substantial shareholder or affiliate of the corporation shall be authorized or ratified by the affirmative vote of the holders of at lease two-thirds of the shares entitled to vote thereon at a shareholders' meeting duly called for that purpose, unless such transaction is with any subsidiary of the corporation or is approved by the affirmative vote of a majority of the continuing directors of the corporation, or is authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon;

         (d) to merge, consolidate, or exchange all of the issued or outstanding shares of one or more classes of the corporation upon such terms and conditions as the Board of Directors may authorize; provided, however, that such merger, consolidation, or exchange shall be approved or ratified by the

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affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a shareholders' meeting duly called for that purpose, or authorized or ratified by the written consent of the holders of all or the shares entitled to vote thereon; and provided, further, that any such merger, consolidation, or exchange with any substantial shareholder or affiliate of the corporation shall be authorized or ratified by the affirmative vote of the holders of at least two-thirds of the shares entitled to vote thereon at a shareholders' meeting duly called for that purpose, unless such merger, consolidation, or exchange is with any subsidiary of the corporation or is approved by the affirmative vote of a majority of the continuing directors of the corporation, or is authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon; and

         (e) to distribute to the shareholders of the corporation, without the approval of the shareholders, in partial liquidation, out of stated capital or capital surplus of the corporation, a portion of the corporation's assets, in cash or in property, so long as the partial liquidation is in compliance with the Colorado Corporation Code.

         (f) as used in this Section 5, the following terms shall have the following meanings:

                  (i) an "affiliate" shall mean any person or entity which is an affiliate within the meaning of Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended;

                  (ii) a "continuing director" shall mean a director who was elected before the substantial shareholder or affiliate of the corporation which is to be a party to a proposed transaction within the scope of subsections (c) and (d) of this Section 5 because such a substantial shareholder or affiliate of the corporation, as the case may be, or is designated at or prior to his first election or appointment to the Board of Directors by the affirmative vote of a majority of the Board of Directors who are continuing directors;

                  (iii) a "subsidiary" shall mean any corporation in which the corporation owns the majority of each class of equity security; and

                  (iv) a "substantial shareholder" shall mean any person or entity which is the beneficial owner, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Securities Exchange act of 1934, as amended, of 10% or more of the outstanding capital stock of the corporation.

                                   ARTICLE IX
                              CONFLICTS OF INTEREST

         Section 1. Related Party Transactions.

         (a) No contract or transaction between the corporation and one or more of its directors, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest,


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shall be void or voidable solely for that reason or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies the contract or transaction or solely because his or their votes are counted for such purpose if:

                  (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes, approves, or ratifies the contract or transaction by the affirmative vote of the majority of the disinterested directors, even though the disinterested directors are less than a quorum; or

                  (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically authorized, approved, or ratified in good faith by a vote of the shareholders' or;

                  (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved, or ratified by the board of Directors, a committee thereof, or the shareholders.

         (b) Common or disinterested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes, approves, or ratifies the contract or transaction.

         Section 2. Corporate Opportunities. The officers, directors, and other members of management of the corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which the corporation has expressed an interest as determined from time to time by resolution of the Board of Directors. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of the corporation shall be disclosed promptly to the corporation and made available to it. The Board of Directors may reject any business opportunity presented to it, and thereafter any officer, director, or other member of management may avail himself of such opportunity. Until such time as the corporation, through its Board of Directors, has designated an area of interest, the officers, directors, and other members of management of the corporation shall be free to engage in such areas of interest on their own. The provisions hereof shall not limit the rights of any officer, director, or other member of management of the corporation to continue a business existing prior to the time that such area of interest is designated by the corporation, nor shall they be construed to release any employee of the corporation (other than an officer, director, or member of management) from any duties which such employee may have to the corporation.

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                                    ARTICLE X
                                 INDEMNIFICATION

         Section 1. Indemnification of Directors.

         (a) Except as provided in paragraph (d) of this Section 1, the corporation may indemnify against liability incurred in any proceeding an individual made a party to the proceeding because he is or was a director if:

                  (i)  he conducted himself in good faith;

                  (ii) he reasonably believed:

                  (A) in the case of conduct in his official capacity with the corporation, that this conduct was in the corporation's best interests; or

                  (B) in all other cases, that his conduct was at least not opposed to the corporation's best interests, and

                  (iii) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful.

         (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirements of paragraph (a)(ii)(B) of this Section 1. A director's conduct with respect to an employee benefit plan for a purpose that he did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph (a)(ii)(B).

         (c) The termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not of itself determinative that the individual did not meet the standard of conduct set forth in paragraph (a) of this Section 1.

         (d) The corporation may not indemnify a director under this Article X either:

                  (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or;

                  (ii) in connection with any proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, if he was adjudged liable on the basis that personal benefit was improperly received by him.

         (e) Indemnification permitted under this Article X in connection with a proceeding by or in the right of a corporation is limited to reasonable expenses incurred in connection with the proceeding.

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         Section 2. Mandatory Indemnification. The corporation shall be required to indemnify a person who is or was a director of the corporation and who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party, against reasonable expenses incurred by him in connection with the proceeding.

         Section 3. Court-Ordered Indemnification. A director who is or was party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, any order indemnification in the following manner.

         (a) If the court determines that the director is entitled to mandatory indemnification under Section 2, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain the court-ordered indemnification.

         (b) If the court determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in paragraph (a) of Section 1 or was adjudged liable in the may order such indemnification as the court deems proper; provided, however, that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in paragraph (d) of Section 1 shall be limited to reasonable expenses incurred.

         Section 4. Determination.

         (a) The corporation may not indemnify a director under this Article X unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in Section 1(a).

         (b) The determination required to be made under this Section 4 shall be made:

                  (i) by the Board of Directors by a majority vote of a quorum consisting of directors not parties to the proceeding; or

                  (ii) if such a quorum cannot be obtained, by a majority vote of a committee of the Board designated by it consisting of two or more directors not parties to the proceeding; provided, however, that directors who are parties to the proceeding may participate in the designation of directors for the committee.

         (c) If such a quorum cannot be obtained or such a committee cannot be established, or even if such a quorum is obtained or such a committee designated if such quorum or committee so directs, the determination required to be made by paragraph (a) of this Section 4 shall be made:

                  (i) by independent legal counsel selected by a vote of the Board of Directors or the committee in the manner specified in paragraph
        (b)(i) or paragraph (b)(ii) of this Section 4 or, if a quorum of the full Board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board; or

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                  (ii) by the shareholders.

         (d) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible; provided, however, that, if the determination that indemnification is permissible is made by independent legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by the body that selected said counsel.

         Section 5. Advance of Expenses.

         (a) The corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if:

                  (i) the director furnishes the corporation a written affirmation of his good-faith belief that he has met standard of conduct described in paragraph (a)(i) of Section 1;

                  (ii) the director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is determined that he did not meet such standard of conduct; and

                  (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification.

         (b) The undertaking required by paragraph (a)(ii) of this Section 5 shall be an unlimited general obligation of the director, but need not be secured and may be accepted without reference to financial ability to make repayment.

         Section 6. Indemnification of Officers, Employees, and Agents of the Corporation.

         (a) An officer of the corporation who is not a director shall be entitled to mandatory indemnification pursuant to Section 2 and shall be entitled to apply for court-ordered indemnification pursuant to Section 3 in each case to the same extent as though he were a director; and

         (b) The corporation may indemnify and advance expenses pursuant to
Section 5 to an officer, employee, or agent of the corporation who is not a director to the same extent as though he were a director.

         Section 7. Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, fiduciary, or agent of the corporation and who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation or of any partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against or incurred by his in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article X.

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         Section 8. Reports to Shareholders. Any indemnification of or advance of expenses to a director in accordance with this Article X, if arising out of a proceeding by or on behalf of the corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholders" meeting.

         Section 9. Definitions. As used in this Article X:

         (a) "Director" means an individual who is or was a director of the corporation and an individual who, while a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise, or employee benefit plan at the corporation's request if his duties to the corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan.

         (b) "Expenses" includes attorney fees.

         (c) "Liability" means the obligation to pay a judgement, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expense incurred with respect to a proceeding.

         (d) "Official capacity", when used with respect to a director, means the office of director in the corporation, and, when used with respect to and individual other than a director, means that office in the corporation held by the officer or employment or agency relationship undertaken by the employee or agent on behalf of the corporation

         (e) "Party" includes an individual who was, is, or is threatened to be made named defendant or respondent in a proceeding.

         (f) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

                                   ARTICLE XI
                           ARRANGEMENTS WITH CREDITORS

         Whenever a compromise or arrangement is proposed by the corporation between it and its creditors or any class of them, and/or between the corporation and its shareholders or any class of them, any court of equitable jurisdiction may, on summary application by the corporation, or by a majority of its shareholders, or on the application of any receiver or receivers appointed for the corporation, or on the application of trustees in dissolution, order a meeting of the creditors or class of creditors and/or of the shareholders or class of shareholders of the corporation, as the case may be, to be notified in such manner as the court decides. If a majority in number representing at least three-fourths in amount of the creditors or class of creditors and/or the holders of the majority of the stock or class of stock of the corporation, as the case may be, agree to any compromise or arrangement and/or to any reorganization of the corporation, as a consequence of such compromise or arrangement, then said compromise or arrangement and/or said reorganization shall, if sanctioned by the court to which the application has been made, be binding upon all the creditors or class of creditors and/or on all the shareholders or class of shareholders of the corporation, as the case may be, and also on the corporation.

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                                   ARTICLE XII
                             SHAREHOLDERS' MEETINGS

         Shareholders' meetings may be held at such time and place as may be stated or fixed in accordance with the Bylaws. At all shareholders' meetings, one-third of all shares entitled to vote shall constitute a quorum.

                                  ARTICLE XIII
                                    AMENDMENT

         These Articles of Incorporation may be amended by resolution of the Board of Directors if no shares have been issued, and, if shares have been issued, by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a meeting duly called for that purpose, or, when authorized, when such action is ratified by the written consent of all the shareholders entitled to vote thereon.

                                   ARTICLE XIV
                                SHAREHOLDER VOTE

         Whenever the laws of the State of Colorado require the vote or concurrence of the holders of two-thirds of the outstanding shares entitled to vote thereon with respect to any action to be taken by the shareholders of the corporation, such action may be taken by the vote or concurrence of the holders of at least a majority of the shares entitled to vote thereon.

                                   ARTICLE XV
                                   DISSOLUTION

         Section 1. Procedure. The corporation shall be dissolved upon the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a meeting duly called for that purpose, or when authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon.

         Section 2. Revocation. The corporation shall revoke voluntary dissolution proceedings upon the affirmative vote of the holders of a least a majority of the shares entitled to vote at a meeting duly called for that purpose, or when authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon.

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         IN WITNESS WHEREOF, I have hereunto set my hand this 9th day of May,
1986.

                                                     /s/ Fay M. Matsukage
                                                     ------------------------
                                                     Fay M. Matsukage

STATE OF COLORADO )
                  )       SS.
COUNTY OF DENVER  )

         I, Mary E. Kumler, a Notary Public, certify that Fay. M. Matsukage appeared before and being by me first duly sworn, declared that she is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

         IN WITNESS WHEREOF I have hereunto set my had and seal this 9th day of May, 1986.

         My commission expires: April 25, 1989

                                  /s/ Mary E. Kumler
                                  --------------------------------------
                                  Notary Public

                                  1315 Estes, #B-10
                                  --------------------------------------
                                  Address
(S E A L)
                                  Lakewood, CO 80215
                                  --------------------------------------




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                                    MAIL TO:
                           Colorado Secretary of State
                               Corporations Office
                           1575 Sherman St., 2nd Floor
                             Denver, Colorado 80203
                                 (303) 866-2361

                              ARTICLES OF AMENDMENT
                                     to the
                            ARTICLES OF INCORPORATION

         Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST: The name of the corporation is (note 3) Valley View Ventures,
Inc.

         SECOND: The following amendment was adopted by the shareholders of the corporation on February 24, 1987, in the manner prescribed by the Colorado Corporation Code:

                                   ARTICLE IV
                                  CAPITAL STOCK


         Section 1. Classes and Shares Authorized. The authorized capital stock of the Corporation shall be 950,000,000 shares of Common Stock, $.0001 par value, and 50,000,000 shares of Preferred Stock, $1.00 par value.

         THIRD: The number of shares of the corporation outstanding at the time of such adoption was 70,000,000; and the number of shares entitled to vote thereon was 70,000,000.

         FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

         CLASS                     (Note 1)                     NUMBER OF SHARES
None.

         FIFTH: The number of shares voted for such amendment was 70,000,000; and the number of shares used against such amendment was -0- .

         SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

         CLASS                     (Note 1)                     NUMBER OF SHARES
                                                                For      Against
None.



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         SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

                                    (Note 2)

No change.

         EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

                                    (Note 2)

No change.

                                  VALLEY VIEW VENTURES, INC. (Note 3)

                                  By: /s/ Richard Lassiter           (Note 3)
                                     --------------------------------
                                      Richard Lassiter, President
                                  and /s/ F.Rex Graham               (Note 4)
                                      -------------------------------
                                      F. Rex Graham, Assistant

STATE OF COLORADO

COUNTY OF DENVER

         Subscribed and sworn to before me this 2nd day of March, 1987. My commission expires April 25, 1989.


                                               /s/ Mary E. Kumler
                                               1315 Estes, #B-10
                                               Lakewood. CO  80215


                                       14


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                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                           VALLEY VIEW VENTURES, INC.

         Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST:  The name of the corporation is Valley View Ventures, Inc.

         SECOND: The following amendment was adopted by a vote of the shareholders of the corporation on September 20, 1988, in the manner prescribed by the Colorado Corporation Code. The number of shares voted for the amendment was sufficient for approval.

                                    ARTICLE I
                                      NAME

         The name of the corporation is:

                         Regional Air Group Corporation

                                    ARTICLE X
                                 INDEMNIFICATION

                  The corporation has the right and/or duty to indemnify a director of the corporation to the extent provided by statute.

                  The corporation has the right and/or duty to indemnify any officer, employee, or agent of the corporation who is not a director to the extent provided by law, or to a greater extent if consistent with law and if provided by resolution of the corporation's shareholders or directors, or in a contract.

                  A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or to its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts specified under Section 7-5-114 of the Colorado Corporation Code, or (iv) for any transaction from which the director derived an improper personal benefit. If the Colorado Corporation Code is amended after this Article is adopted to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Colorado Corporation Code, as so amended.


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


                  Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection, of a direct of the corporation existing at the time of such repeal or modification.

         THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: Not applicable.

         FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: Not applicable.

                               VALLEY VIEW VENTURES, INC.


                               By: /s/ Richard Lassiter
                                  ----------------------------------------
                                       Richard Lassiter, President
  (SEAL)


                               By: /s/ Barbara B. Conrad
                                  ----------------------------------------
                                       Barbara B. Conrad, Secretary



STATE OF COLORADO

COUNTY OF DENVER

         Subscribed and sworn to before me this 20th day of September, 1988. My commission expires: April 25,1989.


                               /s/ Mary E. Kumler
                               -------------------------------------
                               Mary E. Kumler, Notary Public
                               4582 S. Ulster Street Parkway, #201
                               Denver, Colorado  80237
                                    (S E A L)


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


                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                         REGIONAL AIR GROUP CORPORATION

         The undersigned, officers and directors, acting in their capacities for this Corporation under the Colorado Business Corporation Act, adopts the following Amended Articles of Incorporation for this Corporation:

                                    ARTICLE I

                               NAME OF CORPORATION

         The name of the Corporation is: Environmental Remediation Holding Corporation.

                                   ARTICLE II

                                     CAPITAL

         The aggregate number of shares the Corporation shall have authority to issue is 950,000,000 shares of common stock having $.0001 par value and 10,000,000 shares of Series B Preferred stock having $.001 per share par value.

                                  ARTICLE VIII

                           REGISTERED OFFICE AND AGENT

         The address of the registered office and Principal Office of the Corporation is 11059 East Bethany Drive, Suite 104, Aurora, Colorado 80014. The name of its registered agent at such address is William R. Goings.

Amendment does not require shareholder approval.

Dated at Aurora, Colorado this 27th day of August, 1996.

/s/ James E. Logan                                          /s/ Linda Logan
----------------------------                                ----------------
JAMES E. LOGAN                                              LINDA LOGAN
President                                                   Secretary



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